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                                                                    EXHIBIT 24.2

                                 CERTIFICATION

     I, BONITA J. SMITH, the undersigned, Assistant Secretary of Edison International, a California corporation, DO HEREBY CERTIFY that the attached Resolution of Edison International is a true and complete copy of the resolution duly adopted by the Board of Directors of Edison International as of May 20, 1999, authorizing the execution and delivery of the Power of Attorney attached hereto, which resolution has not been revoked, modified, amended or rescinded and is still in full force and effect.

     WITNESS my hand and seal of Edison International as of this 1st day of July, 1999.

                         By:   /s/ Bonita J. Smith
                               ---------------------------------------
                               Name:  Bonita J. Smith
                               Title: Assistant Secretary
                                      EDISON INTERNATIONAL

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                     RESOLUTION OF THE BOARD OF DIRECTORS

                            OF EDISON INTERNATIONAL

                            Adopted:  May 20, 1999

                     RE:  ISSUANCE AND SALE OF SECURITIES


     WHEREAS, this Board of Directors has previously authorized various financing activities, including but not limited to the issuance and sale of securities of this corporation, for the purpose of providing funding to Edison Mission Energy, a wholly-owned indirect subsidiary of this corporation, to facilitate its acquisition of generating plants and other assets and investments; and it is appropriate to authorize the filing of registration statements and taking of other actions for this corporation's financing activities;

     NOW, THEREFORE, BE IT RESOLVED that each of the officers of this corporation is authorized to, or to cause others to, prepare, execute and file with the Securities and Exchange Commission or other governmental agencies one or more registration statements, applications, reports, notifications or other documents under the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, or other applicable laws and regulations, and any necessary or appropriate exhibits, amendments or supplements thereto, with respect to the issuance, offering and sale or exchange of up to $2.5 billion of securities of this corporation (the "Securities").

     BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver on behalf of this corporation and in its name a power of attorney appointing Bryant C. Danner, Alan J. Fohrer, Theodore F. Craver, Jr.,

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Beverly P. Ryder, Mary C. Simpson, George T. Tabata, Kenneth S. Stewart, Paige
W. R. White, Timothy W. Rogers, Victoria W. Schwartz, Bonita J. Smith, Eileen B. Guerrero, Polly L. Gault, and Beverly K. Marshall, or any of them, to act severally as attorney-in-fact for this corporation to effect the filings authorized in this resolution.

     BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to determine in his or her sole discretion whether to list any or all of the Securities on a securities exchange or exchanges and to take any necessary or appropriate actions to list, and to maintain the listing of, any or all of the Securities on a securities exchange or exchanges at one time or from time to time and on behalf of this corporation to sign any listing applications (including any amendments and supplements thereto) or other documents or agreements for such purpose.

     BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to, or to cause others to, prepare, execute, and file any documents and take any actions that may be required to comply with the securities or blue sky or other laws or regulations of the various states and jurisdictions of the United States or any other nation or political entity in connection with the issuance, offering, and sale or exchange of any or all of the Securities; and this Board of Directors adopts the form of any resolutions required by any such authority to be filed with any applications, consents to service, or other documents.

     BE IT FURTHER RESOLVED that each of the officers of this corporation is authorized to perform and to do such acts and things and to execute and deliver such other agreements, undertakings, documents, instruments, or certificates as such officer may deem necessary, desirable, or appropriate to carry out the intent of this resolution.

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/s/ John E. Bryson
--------------------------------------------
Chairman of the Board


/s/ Bryant  C. Danner
--------------------------------------------
Executive Vice President and General Counsel

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